UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed consolidated balance sheet as of December 31, 1998 reflects the consolidated financial position of Hi-Rise Recycling Systems, Inc. (the "Company"), after giving effect to the acquisition of DeVivo Industries, Inc. and Ecological Technoligies, Inc. (collectively "DeVivo"), as if this transaction had been consummated as of December 31, 1998. The unaudited pro forma condensed consolidated statement of operations reflects the acquisition as if the transaction had been consummated at January 1, 1998. The pro forma adjustments, which are described in the accompanying notes, are based on available information and certain assumptions that management of the Company believes are reasonable. The pro forma financial data should not be considered indicative of actual results that would have been achieved if the transaction given pro forma effect had been consummated on the dates indicated and do not purport to indicate results of operations as of any future date or any future period.

In February 1999, the Company acquired all of the outstanding capital stock of DeVivo Industries,Inc. and Ecological Technologies, Inc. who are engaged in the manufacturing of waste collection containers and disposal equipment. The aggregate purchase price of approximately $14.6 million was comprised of $11.7 million in cash and $2.9 million of the Company's Common Stock.

In November 1998, the Company acquired all of the outstanding capital stock of Acme Chutes, Inc. who is engaged in the manufacturing and installation of garbage and linen chutes. The aggregate purchase price of approximately $550,000 was comprised of $500,000 in cash and $50,000 of the Company's Common Stock.

In October 1998, the Company acquired all of the outstanding capital stock of Bes-Pac,Inc. who is engaged in the manufacturing of waste collection containers and disposal equipment. The aggregate purchase price of approximately $8.0 million was comprised of $3.0 million in cash and $3.8 million of the Company's Common Stock and $1.2 million convertible promissory note of the Company

In February 1998, the Company acquired all of the outstanding capital stock of Hesco Sales, Inc. and subsidiaries and Atlantic Maintenance of Miami, Inc. who are engaged in the manufacturing of waste collection containers and disposal equipment. The aggregate purchase price of approximately $11.8 million was comprised of $8.3 million in cash and $3.5 million of the Company's Common Stock.

                          HI-RISE RECYCLING SYSTEMS,INC
                           CONSOLIDATED BALANCE SHEET
                                POST ACQUISTIONS

                                                    12/31/98             12/31/98
                                                     HI-RISE              DEVIVO            ADJUSTMENTS              Total
                                                  ------------          ------------       -------------          ------------
Current assets:
Cash and cash equivalents                             324,422                1,110                   -                325,532
Investments                                           170,191                    -                   -                170,191
Accounts receivable,net of                                                                                                  -
  allowance for doubtful accounts                  10,191,195            1,854,937                                 12,046,132
Inventory                                           6,344,722            1,434,550                                  7,779,272
Other assets                                          836,632              204,409                   -              1,041,041
                                                -------------            ---------           ---------             ----------
     Total current assets                          17,867,162            3,495,006                   -             21,362,168
                                                -------------            ---------           ---------             ----------
                                                                                                                            -
Property and equipment                              3,430,230            1,438,474                                  4,868,704
Deferred financing costs                            2,152,484                                  350,000 a            2,502,484
Deferred acquisition costs                            150,454                                 (150,454)                     -
net investment in sales type leases                 8,068,283                                                       8,068,283
Goodwill                                           22,145,585                               12,251,887 d           34,397,018
                                                =============            =========          ==========             ==========
      Total assets                                 53,814,198            4,933,480          12,451,433             71,199,111
                                                =============            =========          ==========             ==========


Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities            3,865,473            1,333,850                   -              5,199,323
Cash overdrafts                                       743,146              286,693                   -              1,029,839
Revolving line of credit                                    -                    -                   -                      -
Current portion of long term debt                   7,889,634              191,469                   -              8,081,103

Unearned service agreement revenue                          -                    -                                          -
                                                -------------            ---------           ---------             ----------
        Total current liabilities                  12,498,253            1,812,012                   -             14,310,265
                                                -------------            ---------           ---------             ----------

Long-term debt                                     15,776,508              795,967          11,850,000 c           28,422,475
                                                -------------            ---------           ---------             ----------
       Total liabilities                           28,274,761            2,607,979          11,850,000             42,732,740
                                                -------------            ---------           ---------             ----------


Shareholders'equity:
Preferred Stock                                             2                                                               2
Common stock                                          114,133                1,000              13,634 b              128,767
Additional paid-in capital                         28,870,295                6,000           2,906,300 b           31,782,595
Accumulated (deficit) earnings                     (3,444,993)           2,318,501          (2,318,501)e           (3,444,993)
                                                -------------            ---------           ---------             ----------
   Total shareholders' equity                      25,539,437            2,325,501             601,433             28,466,371
                                                -------------            ---------           ---------             ----------
                                                =============            =========          ==========             ==========

   Total liabilities and shareholders' equity      53,814,198            4,933,480          12,451,433             71,199,111
                                                =============            =========          ==========             ==========



                             See accompanying notes

                                                   HI-RISE RECYCLING SYSTEMS, INC.
                                      PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                            HI-RISE         BESPAC         ACME          HESCO
                                           YEAR ENDED      10 MONTHS    10 MONTHS      2 MONTHS
                                            12/31/98        10/31/98     10/31/98       2/22/98        TOTAL
                                           ------------   -----------   ---------      ---------    ----------
Revenues:

     Sales                                  31,180,354    12,839,348     1,651,384     1,216,180    46,887,266

Cost and Expenses:

    Cost of goods sold                      21,145,097    10,705,865     1,069,148       827,112    33,747,222

    Selling, general and administrative      6,732,471     2,446,717       333,769       463,209     9,976,166

   Other                                                                                                 --

Total operating cost and expenses           27,877,568    13,152,582     1,402,917     1,290,321    43,723,388


Operating (loss)                             3,302,786      (313,234)      248,467       (74,141)    3,163,878

Other income (expense):

     Litigation settlement
     Gain (loss) on disposal of equipment                                                                --
     Other income                                 --             467           467                       --
     Interest income                           776,047       776,047          --            --         776,047
     Interest expense                       (1,000,725)     (387,545)   (1,388,270)     (109,482)


Net  income before income taxes              3,078,108      (700,779)      248,467       (74,141)    2,551,655

Provision for income taxes                      75,000          --          60,000        15,000       150,000
Net  income                                  3,003,108      (700,779)      188,467       (89,141)    2,401,655

 Net income per share - basic                      .30
                                                   ===

 Net income per share - diluted                    .27
                                                   ===

Common shares outstanding                    9,095,563                   1,450,000

Common shares outstanding - diluted         10,560,775                   1,576,000


                                             DEVIVO
                                           YEAR ENDED     PRO FORMA     PRO FORMA
                                            12/31/98     ADJUSTMENTS      TOTAL
                                           -----------   -----------   ----------
Revenues:

     Sales                                 12,496,685                   59,383,951

Cost and Expenses:

    Cost of goods sold                      9,266,830                   43,014,052

    Selling, general and administrative     1,276,771       475,000 f   11,727,937

   Other

Total operating cost and expenses          10,543,601       475,000     54,741,989


Operating (loss)                            1,953,084      (475,000)     4,641,962

Other income (expense):

     Litigation settlement                                                    --
     Gain (loss) on disposal of equipment                                     --
     Other income                                 467                          467
     Interest income                                                       776,047
     Interest expense                        (109,482)     (988,000)g   (2,485,752)


Net  income before income taxes             1,844,069    (1,463,000)     2,932,724

Provision for income taxes                    191,310      (131,000)h      210,310
Net  income                                 1,652,759    (1,332,000)     2,722,414

 Net income per share - basic                                                 0.19
                                                                              ====

 Net income per share - diluted                                               0.17
                                                                              ====

Common shares outstanding                                               12,876,752

Common shares outstanding - diluted                                     15,669,640

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

1)               BASIS OF PRESENTATION

                 The accompanying pro forma financial statements are intended to present the Company's financial position and results of operations on a pro forma basis as if, for the purpose of the pro forma condensed consolidated balance sheet, the transaction underlying the pro forma adjustments had occurred on December 31, 1998 and, for the purpose of the pro forma consolidated condensed statement of operations, as if the transaction underlying the pro forma adjustments had occurred on January 1, 1998.

                 The Company's historical financial information used in preparation of the pro forma condensed consolidated financial statements has been derived from the Company's audited consolidated financial statements as of and for the year ended December 31, 1998. DeVivo's historical financial information used in preparation of the pro forma condensed consolidated financial statements has been derived from DeVivo's audited financial statements as of and for the twelve months ended December 31, 1998.

2)               UNAUDITED PRO FORMA ADJUSTMENTS

                 A description of the adjustments included in the unaudited pro forma financial statements is as follows:

                 BALANCE SHEET

                 a)  Represents  the  elimination  of  the  Company's   deferred
                 acquisition costs related to the acquisition.

                 b)  Represents  1,450,000  shares of common stock issued by the
                 Company  to  the  former   owner  of  DeVivo  and  the  related
                 additional paid-in capital.

                 c) Represents the Company's payment of $11,850,000 in cash to DeVivo's former owner.

                 d) Records the goodwill which resulted from the $11.3 million purchase price and deferred acquisition costs offset by the net assets purchased by the Company.

                 e) Adjustment eliminates DeVivo's common stock and retained earnings.

                 STATEMENT OF OPERATION

                 f) Represents amortization of incremental goodwill created in the acquisition for a full year. Amortization expense is calculated using the pro forma balance sheet whereby goodwill is based on differences between DeVivo's December 31, 1998 balances and those assets purchased and liabilities assumed at the date of the acquisition. Goodwill is amortized on a straight-line basis over twenty years.

                 g) Represents an adjustment for interest expense related to the $11.8 million in funds borrowed in connection with the acquisition of DeVivo. The interest rate assumed, based on the terms of the debt, is prime rate plus 1/2%. The impact of a 1/8% change in the rate would result in an increase in interest expense of $14,750.

                 h) Represents an adjustment for the provision for income taxes based on a 40% effective tax rate.